UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009
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RENTECH, INC.
(Exact name of registrant as specified in its charter)
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Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On May 18, 2009, the shareholders of Rentech, Inc. (the “Company”) approved the 2009 Incentive Award Plan (the “Plan”).   The Plan provides for the grant to eligible individuals of stock options (including both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash and equity performance-based awards.  Employees, including officers other than the chief executive officer, consultants and non-employee directors are eligible to participate in the Plan. Up to 9,500,000 shares of common stock have been reserved for issuance under the Plan, which will be administered by the Board of Directors or the Compensation Committee.

The Plan has a number of special terms and limitations, including without limitation that the exercise price for stock options and stock appreciation rights granted under the Plan must equal the stock's fair market value, based on the closing price per share of Company’s common stock, at the time the stock option or stock appreciation right is granted; the Plan may not be amended to allow for the grant of stock options or stock appreciation rights with exercise prices below fair market value at the time of grant; the maximum number of shares that any one individual may receive in any rolling three year period is 4,000,000 shares;  and shareholder approval is required for certain types of amendments to the Plan including the reservation of additional shares under the Plan.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the Plan, please refer to Proposal 2 (Adoption of the 2009 Incentive Award Plan) on pages 30-34 of our 2009 Definitive Proxy Statement, as filed with Securities and Exchange Commission on April 9, 2009, which is incorporated herein by this reference.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03(a)

On May 18, 2009, the Company's shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the authorized common stock of the Company from 250,000,000 shares to 350,000,000 shares.  A copy of the articles of amendment as filed with the Colorado Secretary of State on May 19, 2009 is attached as Exhibit 3.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc, as amended.

Exhibit 10.1	2009 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009	RENTECH, INC. By: /S/ Colin Morris Colin Morris Vice President and General Counsel

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